EXHIBIT 99.1

Press Release Issued by Two Rivers Water & Farming Company and GrowCo, Inc.

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Two Rivers GrowCo to Headline at 2015 World Cannabis Congress & Business Exposition in New York City

Two Rivers a main sponsor of premier industry event at the Javits Center

GrowCo to highlight state-of-the-art cannabis infrastructure and logistics

DENVER, Colorado – May 19, 2015 – GrowCo, Inc., a Colorado corporation (“GrowCo”) and majority owned subsidiary of Two Rivers Water & Farming Company (“Two Rivers” OTCQB: TURV) announced today that GrowCo will be a headline presenter at the 2015 World Cannabis Congress & Business Exposition in New York City from June 17th to the 19th.

Representatives from GrowCo have been invited to present at CannaCon in Denver  from June 11th to the 13th before traveling to New York on June 15th to meet with investors prior to the conference at the Javits center.

Two Rivers founded GrowCo in May 2014 and has provided GrowCo with early stage management and start up capital.  GrowCo provides state-of-the-art computer-controlled greenhouses for licensed marijuana growers throughout the United States and will provide licensed growers who lease GrowCo greenhouses with business development services such as financing, accounting, security and transportation services.

The announcement comes on the heels of a successful $3 million debt raise and the imminent completion of the first GrowCo greenhouse.  Upon completion, the project will be the largest modern cannabis greenhouse growing facility in Colorado.

GrowCo greenhouses provide licensed growers with an environmentally friendly computer controlled natural growing system.  When compared to converted warehouses, initial trials indicate growers will have the ability to grow up to 200% more product per square foot at half the cost.  GrowCo expects to begin building its second greenhouse in July of this year and to construct a total of four greenhouses on its 160-acre tract of land in Pueblo County, Colorado within the next 18 months.  When completed, GrowCo will lease to growers a total of 360,000 sqft of greenhouse space and 60,000 sqft of processing facilities.

About GrowCo

GrowCo is a majority owned subsidiary of Two Rivers Water & Farming Company, (OTCQB: TURV).  GrowCo provides state-of-the-art computer-controlled greenhouses for licensed marijuana growers throughout the United States.  GrowCo also provides advisory, financing, development and operational services for its licensed marijuana greenhouse tenants.  GrowCo is not a licensed marijuana grower or retailer.  GrowCo does not “touch the plant” and only provides greenhouses and business development services for licensed marijuana tenants.  Progress on GrowCo greenhouse construction projects can be viewed at trgrowco.com.

About Two Rivers

Two Rivers Water & Farming Company, (OTCQB: TURV) is building a new water paradigm for the arid regions of the southwestern United States.  Two Rivers acquires water assets by acquiring irrigated farmland with senior water rights.  Two Rivers transforms the value of water rights and farmland by converting grain operations to fruit and vegetable operations, which generate higher revenues and better profit margins. Two Rivers also looks for other economic uses that generate higher revenues and earning such as the GrowCo greenhouses and Metropolitan Districts, which serve communities in rural areas where Two Rivers’ farmland and water rights are located.  Progress on Two Rivers farming operations can be viewed at http://www.2riverswater.com/.

This news release contain "forward-looking statements," as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Statements that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future.  Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with developing and acquiring land and water resources.  There can be no assurance GrowCo will be able to initiate and operate its grow facilities in accordance with its business plans or will be able to register its securities for public resale in the time frame currently targeted or at all.  These forward-looking statements are made as of the date of this news release, and neither Two Rivers nor GrowCo assumes any obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Contact:

Two Rivers Water & Farming Company

GrowCo, Inc.(303) 222-1000

mailto:info@2riverswater.commailto:info@trgrowco.com

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